UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2018

Synovus Financial Corp.
(Exact name of registrant as specified in its charter)

Georgia	1-10312	58-1134883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500 Columbus, Georgia		31901
(Address of principal executive offices)		(Zip Code)
(706) 649-2311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events
On July 2, 2018, Synovus Financial Corp. (the “Company”) issued a notice of redemption to redeem all of the outstanding shares of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, no par value per share (the “Series C Preferred Stock”) on August 1, 2018, pursuant to the terms of the Articles of Amendment, dated as of July 24, 2013, to the Amended and Restated Articles of Incorporation of the Company.
Additionally, on July 2, 2018, the Company issued a press release announcing the redemption of its Series C Preferred Stock and the declaration by the Board of Directors of the Company of a dividend of $0.4921875 per share of Series C Preferred Stock, payable on August 1, 2018 to shareholders of record at the close of business on July 15, 2018. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Synovus Financial Corp., dated as of July 2, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: July 2, 2018	By:	/s/ Allan E. Kamensky
	Name:	Allan E. Kamensky
	Title:	Executive Vice President, General Counsel and Secretary